Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of 1Life Healthcare, Inc. of our report dated March 17, 2021 relating to the financial statements, which appears in 1Life Healthcare, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Francisco, California

March 17, 2021